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                                                                 EXHIBIT 23.4


                     [WILLIAMS & PARSONS, PA LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS




        We hereby consent to the use of our report dated June 26, 1997, regarding U-Do-It Rental Centers, Inc. and Affiliate and to the reference to our Firm under the heading "Experts" in the Registration Statement on form S-1 for a stock offering by RentX Industries, Inc. and in any subsequent registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933.


                                        /s/ WILLIAMS & PARSONS PA
                                            Williams & Parsons PA
                                            Certified Public Accountants





Sandpoint, ID 83864